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                                   EXHIBIT 2.2
                                   -----------


                                 Agreement No. 1
                 to Merger Agreement and Plan of Regorganization

        This Amendment No. 1 (the "Amendment") to the Merger Agreement and Plan of Reorganization dated July 8, 2004, by and among Treasure Mountain Holdings, Inc., TMH Acquisition Corp. and Vyteris, Inc. is dated as of September 29, 2004.

        WHEREAS, Treasure Mountain Holdings, Inc., a Nevada corporation having its principal place of business at 1390 South 1100 East Suite 204, Salt Lake City, Utah 84105 ("Treasure Mountain"), TMH Acquisition Corp., a Delaware corporation having its principal place of business at 1390 South 1100 East Suite 204, Salt Lake City, Utah 84105 ("Vyteris Mergerco") and Vyteris, Inc., a Delaware corporation having its principal place of business at 13-01 Pollitt Drive, Fair Lawn, NJ 07410 ("Vyteris") entered into a Merger Agreement and Plan of Reorganization (the "Agreement") as of July 8, 2004.

        WHEREAS, Treasure Mountain, Vyteris Mergerco and Vyteris desire to amend the Agreement pursuant to the terms hereof;

        WHEREAS, capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Agreement.

        NOW, THEREFORE, in consideration of the premises, covenants and conditions hereof, the Companies mutually agree to amend the Agreement as follows:

1. The lead-in to Section 2.8 of the Agreement is hereby deleted in its entirety and replaced to read as follows:

        "NO ADVERSE EVENTS. Since the date of the most recent Vyteris Financial Statements, except for (a) matters referred to in the Vyteris Financial Statements, (b) matters which do not, individually or in the aggregate, have a Material Adverse Effect on Vyteris, (c) matters referred to in Vyteris' Private Placement Memorandum, dated June 18, 2004, a copy of which has been furnished to Treasure Mountain's counsel, as supplemented by Supplement Nos. 1, 2 and 3 thereto, copies of which have been furnished to Treasure Mountain's counsel (such memorandum, as so supplemented, the "Private Placement Memorandum"), and
(d) matters set forth in Schedule 2.8 of the Vyteris Schedule of Exceptions:"

2. Section 2.12 of the Agreement is hereby deleted in its entirety and replaced to read as follows:

        "2.12 TITLE TO ASSETS. Except as provided for in the Vyteris Financial Statements or as described in the Private Placement Memorandum or in Schedule
2.12 of the Vyteris Schedule of Exceptions, Vyteris has good and marketable title to all of its furniture, fixtures, equipment, inventory and other assets owned by Vyteris, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature."

3. Section 2.13 of the Agreement is hereby deleted in its entirety and replaced to read as follows:

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        "2.13 MATERIAL CONTRACTS. A copy (or summary if oral) of all material agreements, contracts, letters of intent, arrangements, understandings and commitments, whether written or oral, to which Vyteris is a party, or from which Vyteris will receive substantial benefits and which are material to Vyteris (collectively, "Vyteris Contracts"), have been delivered to Treasure Mountain or its counsel and are either listed on Schedule 2.13(a) of the Vyteris Schedule of Exceptions or described in Supplement No. 3 to the Private Placement Memorandum. Any Vyteris Contracts entered into between the date hereof and the Closing will be delivered to Treasure Mountain or its counsel prior to Closing. Except as set forth in Schedule 2.13(b) of the Vyteris Schedule of Exceptions, the validity and enforceability of, and rights of Vyteris contained in, each such Vyteris Contract shall not be adversely effected by the Merger or the transactions contemplated hereby or any actions taken in furtherance hereof. Except as set forth in Schedule 2.13(c) of the Vyteris Schedule of Exceptions, Vyteris is not in material default under any Vyteris Contract."


4. Section 10.9 of the Agreement is hereby deleted in its entirety and replaced to read as follows:

        "10.9 FINANCING. Vyteris will have raised gross cash proceeds from equity financings during the period from December 31, 2003 until immediately prior to the Effective Time in an amount equal to at least $15,000,000 (including in such amount the principal amount of any debt that is converted to equity during such period), provided that Vyteris shall also have entered into a working capital credit facility with a cash availability as of October 1, 2004 of at least $5,000,000." .

5. Section 10.13 of the Agreement is hereby deleted in its entirety and replaced to read as follows:

        "10.13 VOTING AGREEMENTS. Treasure Mountain and Vyteris shall have received an irrevocable agreement in substantially the form attached as Exhibit D from Spencer Trask Specialty Group LLC to vote all shares of Treasure Mountain capital stock issuable to it hereunder in favor of the Subsequent Actions."

6. Section 11.13 of the Agreement is hereby deleted in its entirety and replaced to read as follows:

        "11.13 VOTING AGREEMENTS. Vyteris shall have received irrevocable agreements in substantially the form attached as Exhibit D from Scimitar Holdings LLC and Spencer Trask Specialty Group, LLC agreeing to vote all shares of Treasure Mountain capital stock owned by them or to be acquired by them hereunder in favor of the Subsequent Actions."

7. There shall be added a new Section 11.19 of the Agreement which shall read as follows:

        "11.19 FINANCING. Vyteris will have raised gross cash proceeds from equity financings during the period from December 31, 2003 until immediately prior to the Effective Time in an amount equal to at least $15,000,000 (including in such amount the principal amount of any debt that is converted


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to equity during such period), provided that Vyteris shall also have entered into a working capital credit facility with a cash availability as of October 1, 2004 of at least $5,000,000."

8. Section 13A(b) of Agreement is deleted in its entirety and replaced to read as follows:

        "(b) by any of the parties hereto if the Merger shall not have been consummated on or before October 15, 2004 (the "Cut-off Date"), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;"

9. Except as modified herein, the terms and conditions of the Agreement shall remain unmodified and in full force and effect. This Amendment may be executed in counterparts, all of which, when taken together, shall constitute the entire Amendment.

        IN WITNESS WHEREOF, the Companies have executed this Amendment as of the day and year first above written.


                                           TREASURE MOUNTAIN HOLDINGS, INC.,
                                           a Nevada corporation

                                           By: /s/ George I. Norman, III
                                               -------------------------
                                           Name: George I. Norman, III
                                           Title: President


                                           TMH ACQUISITION CORP.,
                                           a Delaware corporation

                                           By: /s/ George I. Norman, III
                                               -------------------------
                                           Name: George I. Norman, III
                                           Title: President


                                           VYTERIS, INC.,
                                           a Delaware corporation

                                           By: /s/ Vincent De Caprio
                                               ---------------------
                                           Name: Vincent De Caprio
                                           Title: President


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